UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):         May 25, 1999


                       APPLIED CELLULAR TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

                                    Missouri
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                 (State or other jurisdiction of incorporation)

                                    000-26020
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                            (Commission File Number)

                                   43-1641533
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                        (IRS Employer Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480
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              (Address of principal executive officers) (Zip Code)


Registrant's telephone number, including area code:       561-366-4800


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Item 5.  Other Events.

On May 25, 1999, the Registrant entered into a Term and Revolving Credit Agreement with IBM Credit Corporation. The Term and Revolving Credit Agreement provides for:

 (a) a revolving credit line of up to $33.5 million, designated as follows: (i) a USA revolving credit line of up to $22 million, (ii) a Canadian revolving credit line of up to $8.5 million, and (iii) a United Kingdom revolving credit line of up to $3 million,

 (b) a term loan A of up $22 million,

 (c) a term loan B of up to $35 million, and

 (d) a term loan C designated in Canadian dollars of up to CND$6.645 million.


The revolving credit line may be used for general working capital requirements, capital expenditures and certain other permitted purposes. The USA revolving credit line bears interest at the 30-day LIBOR rate plus 1.75%; the Canadian revolving credit line bears interest at the base rate as announced by the Toronto-Dominion Bank of Canada each month plus 0.1707%; the UK revolving credit line bears interest at the base rate as announced by the National Westminster Bank PLC of England each month plus 1.4207%.

Term loan A, which was used to repay amounts owed by the Registrant to State Street Bank & Trust Company, bears interest at the 30-day LIBOR rate plus 1.75%, will be amortized in quarterly installments over six years and is repayable in full on the third anniversary of the closing date of the loan.

Term loan B, which may be used for acquisitions, bears interest at the 30-day LIBOR rate plus 1.75%, will be amortized in quarterly installments over six years and is repayable in full on the third anniversary of the closing date of the loan. As of May 25, 1999, no advances had been made under the Term Loan B facility.

Term loan C, which will be used by the Registrant's Canadian subsidiaries to repay their outstanding loans to their existing lenders, bears interest at the base rate as announced by the Toronto-Dominion Bank of Canada each month plus 0.1707%, will be amortized in quarterly installments over six years and is repayable in full on the third anniversary of the closing date of the loan. As of May 25, 1999, no advances had been made under the Term Loan B facility.

The agreement contains standard debt covenants relating to the financial position and performance of the Registrant as well as restrictions on the declarations and payment of dividends.


Item 7.  Financial Statements and Exhibits.


     (c) Exhibits.

               99.1 Term and Revolving Credit Agreement among the Registrant, certain of its affiliates and IBM Credit Corporation and certain of its affiliates*


* The Registrant agrees to furnish supplementally a copy of any omitted attachments and exhibits to this Agreement, on request of the Commission.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      APPLIED CELLULAR TECHNOLOGY, INC.
                                            (Registrant)

Date:  June 2, 1999                       /S/ David A. Loppert
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                                              David A. Loppert
                                               Vice President